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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934 (Amendment No. )

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Eaton Vance Investment Trust

(Name of Registrant as Specified in Its Charter)

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 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE

REGARDING YOUR INVESTMENT

EATON VANCE MASSACHUSETTS LIMITED MATURITY MUNICIPAL INCOME FUND

September 27, 2016

Dear Investor:

The Board of Trustees of Eaton Vance Massachusetts Limited Maturity Municipal Income Fund recently sent you detailed information regarding the upcoming Special Meeting of Shareholders to ask for your vote on important proposals affecting the Fund.  The Special Meeting is scheduled to be held on October 20, 2016 (at 11:00 AM Eastern Time), at the offices of Eaton Vance Investment Managers, Two International Place, Boston, Massachusetts 02110.

Detailed information about the Special Meeting and the proposal can be found in the proxy statement.  To view the proxy material electronically, please go to, www.eatonvance.com, by selecting “Individual Investors” followed by “Products” and then “Mutual Fund – Documents.”

For your convenience, we have included a copy of the proxy card for your review. If you have any questions about the proposals, please call 1 (800) 714-3310.

THE FUND’S RECORDS INDICATE THAT YOU HAVE NOT YET VOTED.  PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING.

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

Thank you in advance for your participation.

R_AGN_11009-1.01

Eaton Vance

Massachusetts Limited Maturity Municipal Income Fund

Level I Machine Script

Hello.

I am calling on behalf of your investment with the Eaton Vance Massachusetts Limited Maturity Municipal Income Fund.

The Special Meeting of Shareholders is scheduled to take place on October 20, 2016.  All shareholders are being asked to consider and vote on important matters.  As of today your vote has not been registered.

Please contact us as soon as possible at 1-800-714-3310 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a Good Day.

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the Eaton Vance Massachusetts Limited Maturity Municipal Income Fund. I want to confirm that you have received the proxy material for the Special Meeting of Shareholders scheduled for October 20, 2016. Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote “In Favor” of each proposal.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone.

However, the Board of Trustees is recommending a vote “In Favor” of each proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the Eaton Vance Massachusetts Limited Maturity Municipal Income Fund before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

 For confirmation purposes:

•

Please state your full name. (Pause)

•

According to our records, you reside in (city, state, zip code). (Pause)

•

To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you.  You will receive written confirmation of this vote within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions please call the toll free number listed on the confirmation.  Mr. /Ms. ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY

Updated 9-16-16

What are shareholders being asked to vote on?

1.

To amend the Fund’s policies to provide as follows: Under normal market conditions, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in municipal obligations that are exempt from regular federal income tax.

BOARD OF TRUSTEES RECOMMENDATION – FOR

2.

To approve an Investment Advisory and Administrative Agreement between Eaton Vance Management (“EVM”) and the Fund, pursuant to which EVM will serve as investment adviser and administrator to the Fund.

BOARD OF TRUSTEES RECOMMENDATION – FOR

PROPOSAL 1: To amend the Fund’s policies to provide as follows: Under normal market conditions, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in municipal obligations that are exempt from regular federal income tax.

Why are shareholders being asked to approve amending the Fund’s policies?

Eaton Vance Management and Boston Management Research proposed the change to the Fund’s Current 80% Policy in connection with other changes that are intended to reposition the Fund as a short duration, national municipal fund with flexibility to invest across the municipal markets. In order for the Fund to implement the foregoing changes, the Fund must change its Current 80% Policy. The Board has approved and recommends that shareholders of the Fund vote to approve the amendment.

How is the proposed repositioning and change to the 80% policy expected to benefit the Fund?

This repositioning will provide the Fund with greater flexibility to invest in a broader universe of fixed income securities and adjust to changing economic environments in an effort to more effectively manage risk and enhance performance.

For Internal Distribution Only

What other changes will occur as a result of the repositioning?

Pursuant to this repositioning, the Fund will:

(i)

change its investment objective to seeking to maximize after-tax total return; and

(ii)

(a) employ a more flexible investment approach and invest nationally - not primarily in issuers exempt from Massachusetts state personal income taxes,

(b) be permitted to invest in municipal obligations of any duration and credit quality, and

(c) shorten the Fund’s dollar-weighted average portfolio duration to 4.5 years or less.

Would the Fund’s name change as a result of the proposed change to the 80% and repositioning?

The Fund’s name also would be changed to “Eaton Vance Short Duration Municipal Opportunities Fund.”

How will approval of the New 80% Policy change the investment management of the Fund?

If the New 80% Policy is approved, the Fund is not expected to invest primarily in municipal obligations issued by Massachusetts and its municipalities, and while the Fund’s income distributions will generally be exempt from federal income tax, all or a portion of the income distributed by the Fund may not be exempt from Massachusetts state personal income taxes.

What is the Fund’s Current 80% Policy?

Under normal market conditions, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in municipal obligations that are exempt from regular federal income tax and Massachusetts state personal income taxes.

What will the Fund’s New 80% Policy be?

Under normal market conditions, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in municipal obligations that are exempt from regular federal income tax.

Will the repositioning and the new 80% policy result in any tax consequences to shareholders?

This repositioning of the Fund’s portfolio will result in an increase in the portfolio turnover of the Fund when it occurs and may have tax implications for Fund shareholders. Each shareholder’s tax situation is different. You should consult with your own tax advisor about potential tax consequences to you as a result of these changes.

What will happen if shareholders do not approve the new 80% policy?

If Proposal 1 or Proposal 2 is not approved, the Fund would maintain its Current 80% Policy and the Board will consider what actions, if any, may be appropriate.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSAL 1

For Internal Distribution Only

PROPOSAL 2: To approve an Investment Advisory and Administrative Agreement between Eaton Vance Management (“EVM”) and the Fund, pursuant to which EVM will serve as investment adviser and administrator to the Fund.

Why are shareholders being asked to approve an Investment Advisory and Administrative Agreement between Eaton Vance Management and the Fund, pursuant to which EVM will serve as investment adviser and administrator to the Fund?

The Board has approved, on behalf of the Fund, and recommends that shareholders of the Fund approve the Proposed Agreement, pursuant to which Eaton Vance Management will serve as the Fund’s investment adviser and administrator. All of the advisory and administrative services that are currently being provided by Boston Management Research and Eaton Vance Management, respectively, under separate agreements would be consolidated into a single agreement with Eaton Vance Management, consistent with the contractual arrangements with Eaton Vance Management for these types of services for most other funds in the Eaton Vance family of funds. The Proposed Agreement will become effective provided Proposal 1 is approved by shareholders.

Will fees increase as a result of the new Investment Advisory and Administrative Agreement?

The fee to be paid under the Proposed Agreement would be simplified to include only an asset-based fee that is expected to result in a fee at all asset levels that is no greater than the fee payable under the Current Agreement with Boston Management Research.

Will Eaton Vance Management provide the same investment advisory services as Boston Management Research does under the Current Agreement?

Under both the Current Advisory Agreement and the Proposed Agreement, the investment adviser is responsible for managing the investment and reinvestment of the Fund’s assets and providing continuous investment advice regarding the purchase and sale of securities held by the Fund, subject to the supervision of the Fund’s Board of Trustees.

Will the portfolio management of the fund change as a result of the Proposed Agreement?

No portfolio management changes will occur in connection with the approval of the Proposed Agreement.

What will happen if shareholders do not approve the new Investment Advisory and Administrative Agreement?

If the new Investment Advisory and Administrative Agreement is not approved, the Fund’s Current Advisory Agreement and Current Amended and Restated Administrative Services Agreement will continue in effect. The Board will consider what actions, if any, may be appropriate. If Proposal 1 or Proposal 2 is not approved, the Current Agreements will continue and the Board will consider what actions, if any, may be appropriate.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSAL 2

For Internal Distribution Only

PHONE:

To cast your vote by telephone with a proxy specialist, call the toll free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At:   www.eatonvance.com

For Internal Distribution Only